Exhibit 10.6

ADDENDUM #2 TO PERSONAL EMPLOYMENT AGREEMENT

Dated April 8, 2014

By and between

Advanced Inhalation Therapies (AIT) Ltd.

(the "Company")

And

Racheli Vizman

I.D. 040785610

(the "Employee")

WHEREAS, the Company and the Employee have entered into a Personal Employment Agreement Dated September 09, 2012, as amended on May 30, 2013 (the "Employment Agreement"); Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement; and

WHEREAS the parties wish to amend the provisions of the Employment Agreement, as hereinafter provided.

NOW TEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1. Effective as of 1 April, 2014 ("Effective Date")

a.	Section 2.1 of the Employment Agreement shall be deleted in its entirety and shall be replaced with the following:

"The Employee shall be employed by the Company on a full time basis. The Employee's scope of work shall be 100% of a full time position (the "Scope of Work"). Employee Further undertakes to devote, in the Scope of Work, her entire business time, exclusively to the performance of her duties in the Company".

b.	Section 6.1 of the Employment Agreement will be amended such that Salary shall be in the amount of NIS 33,333 instead of the amount of NIS 25,000.

2. All other provisions of the Employment Agreement not amended herein shall remain in full force and effect.

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Addendum #2 to Personal Employment Agreement- Racheli Vizman

IN WITNESS WHEROF, the parties hereto have executed this Addendum as of the date first above written:

/s/ Ari Raved	/s/ Racheli Vizman
Advanced Inhalation Therapies (AIT) Ltd.	Racheli Vizman

By:	Ari Raved
Title:	Director

Addendum #2 to Personal Employment Agreement- Racheli Vizman

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